EXHIBIT 4.1
HAYES LEMMERZ INTERNATIONAL, INC. SUBSCRIPTION FOR RIGHTS OFFERING

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
Hayes Lemmerz International, Inc. (the “Company”) is conducting a rights offering (the “Rights Offering”) which entitles the holders of shares of the Company’s common stock, par value $.01 (the “Stock”), as of the close of business on April 10, 2007 (the “Record Date”) to receive 1.3970 Rights (each, a “Right”) for each share of Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Stock for each Right (the “Basic Subscription Right”) at a subscription price of $3.25 per share.
For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated April ___, 2007 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Innisfree M&A Incorporated toll free (888) 891-1144.
I hereby irrevocably subscribe for the number of shares of stock indicated on the form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Œ	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Stockholder	Date	Daytime Telephone #

X

Signature of Stockholder	Date	Daytime Telephone #

	SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	à	☐☐☐☐☐☐☐☐☐
Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

SEE INSTRUCTIONS ON THE REVERSE SIDE

Ž☐ BASIC SHARES TO SUBSCRIBE	☐☐ ☐☐ ☐☐
WHOLE SHARES

☐ OVER SUBSCRIPTION FOR SHARES	☐☐☐ ☐☐☐
WHOLE SHARES

 ENCLOSED IS MY CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER
FOR $___________________________________________________________

‘

SUBSCRIPTION RIGHTS CERTIFICATE NUMBER	CUSIP NUMBER

NUMBER OF RIGHTS	RECORD DATE SHARES
HAYES LEMMERZ INTERNATIONAL, INC.
SUBSCRIPTION RIGHTS CERTIFICATE
A.	Number of shares of Stock subscribed for through the basic subscription privilege (not to exceed one share of Stock for each Right held): _____________________________________ shares of Stock.

B.	Number of shares of Stock subscribed for through the over subscription privilege (limited to the number of shares of Stock subscribed for under the basic subscription, which must be fully exercised): _____________________________________ shares of Stock.

C.	Total Subscription Price (sum lines A and B multiplied by $3.25): $ ______________________________

D.	Please enclose a certified or cashier’s check or money order payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank, N.A.).

Innisfree M&A Incorporated
Banks and brokers please call: (212) 750-5833
All others call toll free: (888) 750-5834
Our hours of operation are 9am to 6pm Monday through Friday, and 10am to 2pm on Saturday
SUBSCRIPTION TO PURCHASE COMMON STOCK OF HAYES LEMMERZ INTERNATIONAL, INC.
RETURN TO: MELLON BANK, N.A. C/O MELLON INVESTOR SERVICES LLC
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3448	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310
THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON MAY 21, 2007, UNLESS EXTENDED, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

RESTRICTED AREA DO NOT
PRINT AND/OR WRITE IN THIS BLANK SPACE.

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.
Œ	Sign and date Box 1 and include your day time phone number.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non — U.S. Taxpayer, please complete and return form W-8BEN.

Ž	Place an X in the box and fill in the number of whole shares you wish to subscribe for under your basic subscription privileges.

	Place an X in the box and fill in the number of whole shares you wish to subscribe for under your over-subscription privilege. (Limited to the number of whole shares subscribed for under your basic subscription privilege, which must be fully exercised). You must fill in the number of shares you wish to subscribe for or your over-subscription will not be filled and any payment in excess of the basic subscription price will be refunded.

	Insert the total amount of subscription fees for both your basic subscription and any over-subscription. Fees must be paid by certified or cashier’s check or money order. Personal checks will not be accepted.

‘	Rights card and calculation section for determining your basic/over-subscription privileges.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.
THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON MAY 21, 2007, UNLESS EXTENDED, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.